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                                                                     Exhibit 5.3


                          INDEPENDENT AUDITORS' CONSENT


We consent to the use and incorporation by reference in the Registration Statement of Enerplus Resources Fund on Form F-10 of our report dated October 16, 2002 on the consolidated financial statements of Enerplus Resources Fund as at and for the year ended December 31, 2001, which is part of this Prospectus and Registration Statement and is also included in the Report of Foreign Issuer on Form 6-K dated November 15, 2002. We also consent to all references to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP
Chartered Accountants

Calgary, Canada
November 15, 2002